UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Cavco Industries, Inc.

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Phoenix, Arizona 85004
602-256-6263
May 21, 2010
Dear Stockholders:
It is our pleasure to invite you to attend the Cavco Industries, Inc. (“Cavco”) 2010 Annual Meeting of Stockholders. The meeting will be held on June 24, 2010 at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominee for election as a director.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.
Sincerely,
Joseph H. Stegmayer
Chairman of the Board of Directors
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
of Cavco Industries, Inc.

Time:	9:00 a.m. (M.S.T.), June 24, 2010

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices 1001 N. Central Avenue Suite 800 Phoenix, Arizona 85004

Items of Business:	1. To elect one director comprising a class of directors to serve until the annual meeting of stockholders in 2013, or until a successor has been elected and qualified;

2. To re-approve the performance goals for section 162(m) awards under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended;

3. To ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2011; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Reports:	The 2010 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is enclosed and may be viewed on Cavco’s website at http://www.cavco.com/investorrelations/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 10, 2010.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about May 25, 2010.

By Order of the Board of Directors

JAMES P. GLEW
Secretary
To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

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CAVCO INDUSTRIES, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
to be Held June 24, 2010
INTRODUCTION
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the annual meeting of stockholders of Cavco to be held on June 24, 2010, at 9:00 a.m. (M.S.T.), and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 24, 2010:
The notice of meeting, proxy statement, annual report and sample proxy card are available for review at http://www.cavco.com/investorrelations/annualmeeting.
Purposes of the Annual Meeting
At the annual meeting, action will be taken on the following matters:
(1)	Election of one director comprising a class of directors to serve until the annual meeting of stockholders in 2013, or until a successor has been elected and qualified;
(2)	To re-approve the performance goals for section 162(m) awards under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended;
(3)	Ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2011; and
(4)	Such other business as may properly come before the meeting.
Our board of directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in the following pages.
Our Investor Relations telephone number is (800) 790-9111 should you wish to obtain directions to our executive offices in order to attend the Annual Meeting and vote in person.
YOUR VOTE IS IMPORTANT!
YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE
INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

ABOUT THE MEETING
Who Can Vote
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 10, 2010 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,541,684 shares of common stock. Each holder of common stock will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
How Proxies Will be Voted
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the nominee for director named in the proxy; (ii) FOR the re-approval of the performance goals for Section 162(m) awards under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended; and (iii) FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2011. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.
Our board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting does not revoke your proxy.
Quorum and Required Vote
The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. If a quorum is present, in order to be elected as a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of common stock present, either in person or by proxy, and entitled to vote on the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires the affirmative vote of the holders of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter presented at the meeting.
In the election of directors, withhold authority votes will have no effect on the outcome of the vote; however, in the votes on the other matters that properly come before the meeting, abstentions will have the effect of votes “against” the proposals.
As you may know, recent changes to exchange rules eliminated broker discretionary voting with respect to the election of directors. Therefore, unlike in prior years, your broker is not able to vote on your behalf in any director election without specific voting instructions from you. Accordingly, we encourage you to vote your shares in the election of directors before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.
Expenses of Soliciting Proxies
We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.
STOCK OWNERSHIP
Management
The following table sets forth information, as of May 20, 2010, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.
COMMON STOCK OWNERSHIP INFORMATION IS DATED MAY 20, 2010

	Cavco Common stock (2)
	Number of Shares	Percent
Name of Beneficial Owner (1)	Beneficially Owned	of Class

William C. Boor	10,250	*
Steven G. Bunger	12,125	*
David A. Greenblatt	5,625	*
Jack Hanna	12,500	*
Joseph H. Stegmayer	612,428	9.36%
Daniel L. Urness	7,869	*
All directors, director nominees and executive officers of Cavco as a group (6 persons)	660,797	10.10%

*	Less than 1%.

(1)	The address of listed stockholders is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.

(2)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan, as amended, and exercisable on or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor — 10,250 shares; Mr. Bunger — 12,125 shares; Mr. Greenblatt — 5,625 shares; Mr. Hanna — 12,500 shares; Mr. Stegmayer — 479,080 shares; Mr. Urness — 7,000 shares; and all directors, director nominees and executive officers of Cavco as a group — 526,580 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before May 20, 2010.
PRINCIPAL STOCKHOLDER INFORMATION IS DATED MAY 20, 2010

Name and Address	Amount		Percent
Of Beneficial Owner	Beneficially Owned		of Class

Columbia Wanger Asset Management, L.P.	853,684	(1)	13.05%
227 West Monroe Street Suite 3000 Chicago, IL 60606-5016

Third Avenue Management LLC	831,181	(2)	12.71%
622 Third Avenue, 32nd Floor New York, NY 10017

T. Rowe Price Associates, Inc. (MD)	728,240	(3)	11.13%
100 East Pratt Street Baltimore, MD 21202-1009

Wells Fargo and Company	712,196	(4)	10.89%
420 Montgomery Street San Francisco, CA 94104

GAMCO Investors, Inc.	627,028	(5)	9.59%
1 Corporate Center Rye, NY 10580-1422

Joseph H. Stegmayer	612,428	(6)	9.36%
1001 N. Central Avenue, Suite 800 Phoenix, AZ 85004

BlackRock, Inc.	577,463	(7)	8.82%
40 East 52nd Street New York, NY 10022

Royce & Associates LLC	479,573	(8)	7.33%
1414 Avenue of the Americas New York, NY 10019

Dimensional Fund Advisors LP	360,630	(9)	5.51%
1299 Ocean Avenue Santa Monica, CA 90401

(1)	Information regarding Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) is based solely upon a Schedule 13G filed with the SEC on February 9, 2010. Columbia Wanger reported having sole voting and dispositive power over all of the shares.

(2)	Information regarding Third Avenue Management LLC (“TAM”) is based solely upon a Schedule 13G filed with the SEC on February 16, 2010. TAM reported having sole voting and dispositive power over all of the shares. TAM reported that Met Investors Series Trust-Third Avenue Small Cap Portfolio (“Met”), an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of 787,653 of the shares reported by TAM. Met separately reported its interest in these shares on schedule 13G filed February 10, 2010.

(3)	Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule 13G filed with the SEC on February 12, 2010. Price Associates reported having sole voting power with respect to 146,300 shares and sole dispositive power with respect to all shares. Price Associates has informed Cavco that these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 580,000 shares, representing 8.9% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G filed with the SEC on January 22, 2010. Wells reported that it possessed sole voting power with respect to 696,791 shares, shared voting power with respect to 100 shares, sole dispositive power with respect to 711,816 shares, and shared dispositive power with respect to 380 shares.

(5)	Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon a Schedule 13D filed with the SEC on March 6, 2009 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 616,028 shares and sole dispositive power over all of the shares. Included in the Schedule 13D are Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Gabelli Advisers, Inc.

(6)	Information regarding Joseph H. Stegmayer is based upon Cavco’s records.

(7)	Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G filed with the SEC on January 29, 2010. BlackRock reported having sole voting and dispositive power over all of the shares.

(8)	Information regarding Royce & Associates LLC (“Royce”) is based solely upon a Schedule 13G/A filed with the SEC on January 22, 2010. Royce reported that it possessed sole voting and dispositive power with respect to all of the shares.

(9)	Information regarding Dimensional Fund Advisors LP (“Dimensional”) is based solely upon a Schedule 13G filed with the SEC on February 8, 2010. Dimensional reported that it possessed sole voting power with respect to 350,620 shares and sole dispositive power with respect to all of the shares.

PROPOSAL NO. 1: ELECTION OF ONE DIRECTOR
Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the board of directors into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire board. There is presently one director in the class whose term expires at the 2010 annual meeting, two directors in the class whose terms expire at the 2011 annual meeting, and two directors in the class whose term expires at the 2012 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
David A. Greenblatt, the member of the board whose term expires at the 2010 annual meeting, will stand for re-election at the 2010 annual meeting. Mr. Greenblatt has been nominated for service as a director until the 2013 annual meeting by our independent directors and the full board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of this nominee or, if the nominee becomes unavailable (which we do not anticipate), for such substitute nominee as the board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect a board nominee. The nominee and the continuing directors furnished to Cavco the biographical information appearing below.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the election of Mr. Greenblatt.
Our board of directors has determined that all the members of the board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC thereunder and (2) the applicable NASDAQ Marketplace Rules (the “NASDAQ Rules”), including Rule 5605(a)(2).
Nominee for Director Standing for Election
David A. Greenblatt, 48, is Chairperson of our Compensation Committee, a member of the Audit Committee and has been a member of our board since October 2008. Mr. Greenblatt currently serves as Senior Vice President and Deputy General Counsel for Eagle Materials Inc. (“Eagle Materials”), a NYSE-listed company specializing in the construction products and building materials business and headquartered in Dallas, Texas, where he actively manages legal matters and project development. Previously, he worked for Eagle Materials as its General Counsel from 1993 until 1998 and as Senior Vice President — Mergers & Acquisitions from 2000 to 2002. He has also worked in various roles for Centex Corporation (“Centex”), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate for over 5 years in the corporate and securities group of Hughes & Luce (now K&L Gates, LLP) in Dallas.
In addition to his executive and legal experience, Mr. Greenblatt brings to our board his extensive knowledge of our company and industry, having served as Cavco’s General Counsel while with Centex.
Continuing Directors
Term Expiring in 2011
Joseph H. Stegmayer, 59, serves as our Chairman of the Board, President and Chief Executive Officer. He has served as President and Chief Executive Officer and as a member of the board of directors of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex in June 2003. Prior to joining Cavco, Mr. Stegmayer served as Executive Vice President of Champion Enterprises, Inc., a company that builds and sells manufactured homes and as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes, and operates planned housing communities.

As Chairman of the Board, President and CEO of Cavco, with twenty-five years of experience in the manufactured housing industry, Mr. Stegmayer has an in depth understanding of the factors affecting Cavco’s business. Mr. Stegmayer is widely recognized as a manufactured housing industry expert and has extensive experience managing public companies.
William C. Boor, 44, is Chairperson of our Audit Committee, a member of our Compensation Committee and has been a member of our board since July 2008. Mr. Boor is a Senior Vice President of Cliffs Natural Resources, Inc. (“Cliffs”) and President of Cliffs’ Ferroalloys business. Mr. Boor joined Cliffs in May 2007 as Senior Vice President, Business Development after having served as Executive Vice President, Strategy and Development, at American Gypsum Company, a subsidiary of Eagle Materials from 2005 to 2007. From 2002 to 2005, Mr. Boor served as Senior Vice President - Corporate Development and Investor Relations of Eagle Materials. From 2001 to 2002 he served as Vice President — Corporate Development of Centex. He also has held key leadership roles at Weyerhaeuser Co. and Procter & Gamble Co.
Mr. Boor earned an MBA from Harvard Business School and is a Chartered Financial Analyst. Mr. Boor brings to our board diverse experience in manufacturing management, process engineering, financial management, investor relations and marketing.
Term Expiring in 2012
Steven G. Bunger, 49, is a member of our Audit Committee and has been a member of our board since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc. (“Mobil Mini”), the nation’s largest publicly-owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, having served in those capacities since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.
Mr. Bunger brings to our board a breadth of operational, managerial, and marketing experience from running the world’s leading provider of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he lends in assisting Cavco’s management and board in evaluating growth opportunities.
Jack Hanna, 63, is a member of our Compensation Committee and has been a member of our board since 2003. Since 2007, Mr. Hanna has hosted Jack Hanna’s Into the Wild, a nationally syndicated television program and spends the majority of each year filming and lecturing around the world. From 1993 through 2006, Mr. Hanna hosted Jack Hanna’s Animal Adventures, a nationally syndicated television program. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio.
As evidenced by his long tenure with the Columbus Zoo and Aquarium, Mr. Hanna has extensive management and leadership experience. With his keen understanding of people, marketing, operations and facilities management, Mr. Hanna helped transform the Columbus Zoo and Aquarium into one of the largest and most highly attended zoos in the United States. These attributes make Mr. Hanna a valuable member of our board.
Director Compensation
Only non-employee directors are compensated for service as a director. Upon commencement of service, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Cavco common stock. Effective April 1, 2010, annually, non-employee directors receive compensation in the form of a $20,000 retainer fee, a grant of an option to purchase 3,000 shares of Cavco common stock on the anniversary of the director’s election to the board, and an additional $2,000 for each board meeting attended. Members of board committees also receive a fee of $1,000 for each committee meeting attended. The chairperson of the Audit Committee receives an additional $10,000 per year for such service and the chairperson of the Compensation Committee receives an additional $4,000 per year for such service.

All options awarded to non-employee directors have a seven-year term and a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant. All options awarded prior to April 1, 2010, become exercisable at the rate of 25% on the date of grant and an additional 25% on the following three anniversaries of the date of grant. Options awarded on or after April 1, 2010, become exercisable at the rate of 50% on the date of grant and 50% on the first anniversary of the date of grant. All rights to exercise the options terminate within four (4) months of the date that the non-employee director ceases to be a director of Cavco for any reason other than death or disability. However, if the non-employee director held the position for at least ten (10) years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three (3) years thereafter.
All board members are reimbursed for reasonable expenses of attending board and committee meetings.
DIRECTOR COMPENSATION TABLE
The following table provides information regarding compensation paid to each non-employee director during the year ended March 31, 2010.

	Fees Earned
	or Paid in Cash	Option	Total
Name	($) (1)	Awards ($) (2)	($)

William C. Boor	33,000	25,875	58,875

Steven G. Bunger	27,000	21,425	48,425

David A. Greenblatt	29,000	31,775	60,775

Jack Hanna	25,000	35,725	60,725

(1)	Amounts in this column include the annual retainer and meeting fees earned, regardless of when paid.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). We describe the assumptions made in this valuation in Note 7 to the Consolidated Financial Statements filed with the Form 10-K in the discussion below. As of March 31, 2010, each director had the following number of options outstanding: Mr. Boor - 12,500 shares (10,000 granted on July 9, 2008; 2,500 granted on July 9, 2009); Mr. Bunger — 12,500 shares (5,000 granted on April 27, 2006; 2,500 granted on April 27, 2007; 2,500 granted on April 27, 2008; 2,500 shares granted on April 27, 2009); Mr. Greenblatt — 12,500 shares (10,000 granted on October 21, 2008; and 2,500 granted on October 21, 2009); and Mr. Hanna — 16,250 shares (1,250 granted on March 31, 2005; 5,000 granted on November 30, 2005; 2,500 granted on September 22, 2006; 2,500 granted on September 22, 2007, 2,500 granted on September 22, 2008; and 2,500 granted on September 22, 2009). Options are granted on the date of the director’s initial election to the board and the anniversary date of such election. The foregoing options vest at the rate of 25% on the date of grant and an additional 25% on each of the following three anniversaries of the date of grant. See Note 7 to the Consolidated Financial Statements in Cavco’s Annual Report on Form 10-K for fiscal year ended March 31, 2010.

Board and Committee Meetings
During Cavco’s fiscal year ended March 31, 2010, our board held five regularly scheduled meetings and one special meeting. Each of our directors attended all of the meetings of the board and board committees on which they served in fiscal year 2010.
All board members are expected to attend our annual meetings of stockholders, unless an emergency or unavoidable conflict prevents them from doing so. At our 2009 annual meeting of stockholders, all directors serving at that time were present in person with the exception of Mr. Hanna who was present by telephone and could not attend the meeting in person because of an emergency related to his duties with the Columbus Zoo and Aquarium.
Director Nominating Process
Selection by Independent Directors.
The board has not established a director nominating committee. Instead, our board has determined that the independent directors, as a group, should fulfill this responsibility. The board has adopted resolutions, as required by the NASDAQ Rules, providing for the nomination of directors by the independent directors of the board, which promotes flexibility and independence. Generally, director nominees are identified and screened by all independent directors. For any nominee to be placed on Cavco’s ballot for voting by Cavco’s stockholders at any meeting of stockholders of Cavco, such nominee must first be approved by a majority of the independent directors of Cavco, and by a majority of the entire board of directors. The board may form a nominating committee in the future at such time as the board determines that a committee structure is necessary or useful in the director nominating process.
Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:
•	decisions for nominating candidates are based on the business and corporate governance needs of Cavco and if the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;
•	the independent directors consider the composition of the entire board when evaluating individual directors, including the diversity of experience and background represented by the board; the need for financial, business, academic, public or other expertise on the board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;
•	a majority of our board must be comprised of “independent” directors in accordance with applicable NASDAQ Rules;
•	we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession;
•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;
•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and
•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
Diversity. Cavco does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the board strives to nominate Directors with a variety of complementary skills so that, as a group, the board will possess the appropriate talent, skills, and expertise to oversee Cavco’s businesses.
Nominations by Stockholders. Our bylaws also impose some procedural requirements on stockholders who wish to:
•	make nominations for the election of directors;
•	propose that a director be removed; or
•	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before an annual meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:
•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
•	the stockholder’s name and address;
•	the number of shares beneficially owned by the stockholder;
•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements or understandings with such persons; and
•	the number of shares beneficially owned by each person with whom the stockholder is acting in concert.
To be timely, a stockholder must deliver notice:
•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held;
•	in connection with a special meeting of stockholders to elect directors, not less than 40 nor more than 60 days prior to the date of the special meeting; or
•	in connection with a special meeting of stockholders for purposes other than the election of directors, not less than 10 nor more than 60 days prior to the date of the special meeting.
In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that would be required to be included in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Other Board Matters
Board Leadership Structure
The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board as the board believes it is in the best interests of Cavco to make that determination based on the position and direction of Cavco and the membership of the board. The board has determined that having Cavco’s Chief Executive Officer serve as Chairman is in the best interest of Cavco’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of Cavco and its industry, as well as fostering greater communication between Cavco’s management and the board. Cavco does not have a lead independent director.
The Board’s Role in Risk Oversight
Management of risk is the responsibility of Cavco’s executive officers and senior management team. The Board has oversight responsibility and has designated the Audit Committee to oversee Cavco’s processes to manage business and financial risk and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee reports to the board regarding the adequacy of Cavco’s risk management processes. To assist the Audit Committee in overseeing risk management, Cavco’s Director of Internal Audit is directly accessible by the Audit Committee and reports to the Audit Committee upon request. Additionally, the board encourages management to promote a corporate culture that incorporates risk management into Cavco’s corporate strategy and day-to-day business operations. The board regularly works, with the input of Cavco’s executive officers, to assess and analyze the most likely areas of future risk for Cavco.

Audit Committee
Our Audit Committee is composed of three directors, Messrs. Boor, Bunger, and Greenblatt, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable NASDAQ Rules. The Audit Committee functions under a charter, which was initially adopted by our board of directors on September 22, 2003, and was most recently amended on June 30, 2009. The Audit Committee Charter is posted on our website at www.cavco.com.
The board of directors has determined that one or more of the members of the Audit Committee meets the definition of “Audit Committee financial expert” as such term is defined under SEC rules. William C. Boor, the chairperson of the Audit Committee, is a Senior Vice President of Cliffs, an international mining company, and President of Cliffs’ Ferroalloys business. Previously, Mr. Boor held the position of Senior Vice President, Business Development at Cliffs. Prior to joining Cliffs, Mr. Boor was Executive Vice President, Strategy and Development, at American Gypsum Company, a company that manufactures, sells, and distributes gypsum wallboard products. Mr. Boor earned an MBA from Harvard University in 1994 and is a Chartered Financial Analyst. Accordingly, the board of directors has determined that Mr. Boor meets the qualifications of an “Audit Committee financial expert” in accordance with the SEC rules and similar sophistication requirements under the NASDAQ Rules.
The Audit Committee assists the board in its general oversight of (1) the quality and integrity of Cavco’s accounting, auditing and financial reporting practices and processes, (2) the financial information to be provided to Cavco stockholders, (3) the systems of disclosure controls and procedures and internal control over financial reporting established by management, the Audit Committee and the board, (4) compliance with Cavco’s code of ethics, (5) the independence, qualification and performance of Cavco’s independent auditors and (6) Cavco’s internal audit process.
The Audit Committee Charter provides that the Audit Committee shall perform the following key tasks:
•	select, appoint, evaluate, retain, terminate and replace Cavco’s independent auditors (subject, if the Audit Committee so determines, to stockholder ratification);
•	obtain and review, at least annually, a report by Cavco’s independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;
•	receive the applicable written independence disclosures required by the Public Company Accounting Oversight Board, including those disclosures required by Ethics and Independence Rule 3526 (the “Independence Report”);
•	actively engage in a dialogue with the independent auditors with respect to any relationships or services disclosed in the Independence Report or otherwise known to the Audit Committee that may impact the objectivity or independence of the auditor, and recommend that the Board take appropriate action in response to such information to satisfy itself of the auditor’s independence;
•	review any report made by the Cavco’s independent auditors pursuant to Section 10A(k) of the Exchange Act;

•	confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

•	review with the independent auditors any audit problems or difficulties and management’s response; and
•	preapprove all auditing services, audit engagement fees and terms and permitted non-audit services provided to Cavco by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act), provided that the Audit Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.
The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
During the last fiscal year, the Audit Committee met six times. Every member attended each of the meetings.
Report of the Audit Committee
In accordance with its written charter, the primary function of the Audit Committee is to assist the board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco Industries Inc.’s (“Cavco”) accounting, auditing, and financial reporting practices and processes; (ii) the financial information to be provided to the stockholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management, the Committee and the Board; (iv) compliance with Cavco’s Code of Conduct; (v) the independent auditors qualifications and independence; (vi) the performance of Cavco’s independent auditors; and (vii) the internal audit process.
Management is responsible for Cavco’s financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on Cavco’s consolidated financial statements, as well as auditing certain aspects of the Cavco’s internal controls. The Audit Committee’s responsibility is to monitor these processes.
In discharging its duties, the Audit Committee has: (i) reviewed and discussed Cavco’s audited Consolidated Financial Statements as of and for the year ended March 31, 2010 with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Cavco’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in Cavco’s Annual Report on Form 10-K for the year ended March 31, 2010.

Audit Committee of the Board of Directors
William C. Boor, Chairperson
Steven G. Bunger
David A. Greenblatt

Compensation Committee
The Compensation Committee of our board of directors reviews and approves, or recommends to the board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Compensation Committee is comprised of David A. Greenblatt, its Chairman, William C. Boor, and Jack Hanna.
No member of the Compensation Committee is an employee of Cavco. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at www.cavco.com.
The Compensation Committee is charged with assisting the board in:
•	assessing whether the various compensation programs of Cavco are designed to attract, motivate, and retain the senior management necessary for Cavco to deliver consistently superior results and are performance based, market driven, and stockholder aligned;

•	its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco;

•	its approval, review and oversight of benefit plans of Cavco, and;

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of the senior management of Cavco.
The Compensation Committee met three times during the fiscal year and all members attended each meeting.
For information regarding the process and procedures for consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis below.
Communicating With Our Board
You can communicate with any member of our board of directors by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our Audit Committee for review and further handling.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this compensation discussion and analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For fiscal year 2010, our named executive officers were Joseph H. Stegmayer, our Chairman, Chief Executive Officer, and President; and Daniel L. Urness, our Chief Financial Officer, Vice President, and Treasurer.
Overview
Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary, and either a cash bonus or non-equity incentive compensation, as well as awards of options to purchase shares of our common stock or grants of restricted stock. Generally, we do not offer perquisites to our named executive officers. We do not have a defined benefit pension plan or any other similar retirement plan; however, our named executive officers are permitted to participate in Cavco’s 401(k) plan and other health and welfare programs that are generally available for all other full-time employees.

Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed Cavco’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on Cavco.
Compensation Committee
Our Compensation Committee of our board of directors reviews and approves, or recommends to the board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs.
Benchmarking
Market pay levels are one of many elements used by Cavco to maintain competitive pay opportunities for our named executive officers. For fiscal year 2010, we considered our compensation peer group for benchmarking the Chief Executive Officer and Chief Financial Officer compensation to include the following companies: Cavalier Homes; Champion Enterprises, Inc.; Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Palm Harbor Homes, Inc.; and Skyline Corporation. These peers were chosen because each is publicly traded manufactured housing company.
In connection with its compensation decisions for Fiscal Year 2010, the Compensation Committee used peer group compensation information as guidance to ascertain whether our Chief Executive Officer and Chief Financial Officer base salaries and incentive compensation are generally aligned with those positions in the peer group. The Committee did not decide that the compensation for the named executives should be a specified percentage above or below, or equal to, the comparable compensation for the peer group. However, the Compensation Committee did note that the compensation of its senior management was below that paid to executives of most peer group companies.
While the Compensation Committee does review peer group compensation information, it is not the sole factor it considers in setting executive compensation. The Compensation Committee also takes into account other factors, including an executive’s compensation history, experience, performance, tenure, and Cavco’s performance.
Role of Compensation Consultants
The Compensation Committee has authority to retain compensation consultants in determining or recommending executive or director compensation pursuant to its written charter (including the sole authority to approve such consultant’s fees and other retention terms). The Compensation Committee did not engage a compensation consultant during fiscal year 2010 and relied primarily on its analysis of peer group performance and compensation data.
Role of Management in Establishing and Awarding Compensation
The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for Cavco’s named executive officers. Following the conclusion of each fiscal year, the Compensation Committee then makes a recommendation of incentive compensation awards to be paid to the named executive officers. Upon this recommendation, the board makes all final compensation decisions related to our named executive officers. In addition, our Chief Executive Officer, with the assistance of the Human Resources Department and General Counsel, regularly provides information and recommendations to the Compensation Committee on the performance of the Chief Financial Officer, appropriate levels and components of compensation, including equity grants, as well as such other information as the Compensation Committee may request.
Following the conclusion of a fiscal year, the Compensation Committee reviews and makes recommendations to the board with respect to incentive compensation awards for the Chief Executive Officer and the other members of senior management of Cavco, including awards under short-term and long-term incentive compensation plans. To assist the Compensation Committee with its review, management provides the Compensation Committee with peer group performance results and compensation data and other information as requested by the Compensation Committee. The board then reviews the recommendations of the Compensation Committee and considers the approval of such incentive compensation awards.

Objectives of Cavco’s Compensation Programs
Cavco’s executive compensation program is structured to achieve the following objectives:
•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.
Components of Executive Compensation
In structuring the specific components of executive compensation, Cavco is guided by the following principles:
•	compensation programs should be performance based, market driven and stockholder aligned;

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance;

•	a significant portion of compensation should be in the form of long-term, equity-linked incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives; and

•	compensation programs should not encourage executives to take unnecessary risks.
The Compensation Committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the Compensation Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.
Base Salary
The Compensation Committee is responsible for recommending to the board the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee conducts a general review of salaries for similar positions in our peer group. In setting base salary levels, the Compensation Committee also considers an executive’s compensation history, experience, performance, tenure, and potential for significant contributions to Cavco’s profitability.
Mr. Stegmayer’s employment agreement specifies an initial base salary and requires Cavco to review the base salary at such times as Cavco regularly reviews the compensation being paid to its executives generally (but no less frequently than once each year). Upon completion of such review, Cavco may in its sole discretion adjust Mr. Stegmayer’s current base salary; however, Cavco may not decrease Mr. Stegmayer’s then current base salary without his prior written consent. Mr. Stegmayer’s base salary for fiscal year ended March 31, 2010 was $236,250. Effective April 1, 2010, Mr. Stegmayer’s base salary was increased for the first time since April 1, 2004 to $300,000 per annum.

Mr. Urness, who does not have an employment agreement, was paid a base salary of $175,000 for fiscal year ended March 31, 2010. Effective April 1, 2010, Mr. Urness’ base salary was increased to $190,000 per annum. See the Summary Compensation Table on page 19.
Incentive Bonus
Incentive compensation for Mr. Stegmayer is derived from his employment agreement and is based solely upon Cavco’s earnings performance. Mr. Stegmayer receives non-equity incentive compensation (referred to as “bonus” in his employment agreement) in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount. See the Summary Compensation Table on page 19. Based on this formula, for the fiscal year ended March 31, 2010, there was no non-equity incentive compensation paid to Mr. Stegmayer.
Incentive Compensation for Mr. Urness is paid at the sole discretion of Cavco’s board in accordance with the incentive compensation program that is considered and adopted annually by the Compensation Committee. On November 5, 2009, the Compensation Committee approved the Vice President and Chief Financial Officer Incentive Compensation Plan for Fiscal Year 2010 (the “CFO Incentive Plan”) for Mr. Urness, consisting of three components: (i) a specific objectives based bonus of up to $50,000 to be paid in quarterly installments corresponding to Cavco’s fiscal year; (ii) a special projects based bonus of up to $50,000 to be paid in increments upon completion of certain assigned projects; and (iii) a profit related bonus of up to $75,000. The specific objectives based bonus is based upon the performance of Mr. Urness and the specific progress made in successfully achieving certain business objectives established by the Compensation Committee and the CEO in the areas of (i) accounting and finance, including the expansion of the internal audit function; (ii) information technology; and (iii) operations. The special projects bonus is related to Mr. Urness’ work on projects such as the integration of the Fleetwood Homes assets; development and implementation of an inventory finance program; and other acquisition and corporate development work. The profit based bonus is dependent upon Cavco achieving specific pre-tax income thresholds as follows: (i) for pretax income between $500,000 and $999,999 a bonus of up to $25,000 may be awarded; (ii) for pretax income between $1,000,000 and $1,499,000 a bonus of up to $50,000 may be paid; and (iii) for pretax income of $1,500,000 and above, a bonus of up to $75,000 may be paid. For fiscal year 2010, the Compensation Committee awarded Mr. Urness the full specific objectives and special projects based bonuses payable under the CFO Incentive Plan. The specific objectives based bonus was paid in quarterly installments following reviews by the Compensation Committee and Mr. Stegmayer of Mr. Urness’s performance in, among other things, financial reporting, advancement of inventory finance initiatives, expansion of the accounting staff, development of Cavco’s internal audit function, and progress achieved toward information system related activities. The special projects based bonus awards, also paid in installments, were made following reviews and determinations by the Compensation Committee that certain projects pertaining to corporate development, including among other things, activities related to Cavco’s Fleetwood Homes transaction, were satisfactorily completed. In making the performance related awards, the Compensation Committee specifically considered the degree of completion of objective goals and special projects, as well as the quality of the work performed. Mr. Stegmayer, who supervises Mr. Urness and monitors the progress he makes towards satisfying the performance goals, recommended to the Compensation Committee that the full performance bonus be paid. No profit based bonus was paid for fiscal year 2010. See the Summary Compensation Table on page 19.
Long-Term Compensation
The existing stock incentive program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options or grants of restricted stock may be granted at the fair market value on the date of the grant under the Cavco Industries, Inc. Stock Incentive Plan, as amended, and the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.

On June 30, 2009, consistent with Cavco’s objective of creating incentives for its executive officers to increase stockholder returns by establishing a direct and substantial link to executive compensation, Cavco granted to Mr. Stegmayer a non-qualified option to purchase up to 80,000 shares of common stock and to Mr. Urness a non-qualified option to purchase up to 20,000 shares of common stock, each grant subject to a five year pro-rata vesting schedule commencing on the second anniversary of the grant date. Among other reasons, the primary reasons for the Compensation Committee to make these stock option grants include the following: the date or dates of the most recent equity grants to the named executive officers, the estimated value of the equity grants to the named executive officers (using customary option modeling tools), the contribution of the named executive officers to the successful implementation of strategic goals of the Company, the retentive effect of the equity grants, and the dilutive effect of the equity grants. In determining the size of the awards made, the Compensation Committee did not utilize a set formula but made a grant that it deemed an appropriate level of estimated compensation for the Named Executive Officers based on the factors set forth above. See the Summary Compensation Table on page 19.
Perquisites and Other Compensation
Cavco does not offer perquisites. Mr. Stegmayer’s employment agreement does provide for an automobile allowance; however, Mr. Stegmayer has never accepted this allowance. The named executive officers may participate in Cavco’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.
Employment, Severance, and Change in Control Agreements
Mr. Stegmayer’s employment agreement, as amended on March 26, 2007, provides for: (a) a term ending September 30, 2008, and is automatically extended for successive one-year periods unless the board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the three-year term or any renewal term; (b) an annual base salary of no less than $225,000; (c) an annual cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount; and (d) certain fringe benefits. During fiscal year 2010, Mr. Stegmayer declined any fringe benefits that are not generally available to salaried employees.
Mr. Stegmayer’s employment agreement includes provisions for certain payments to be made upon his termination or resignation. If Cavco terminates Mr. Stegmayer’s employment for cause, or if he voluntarily resigns prior to the occurrence of a Change in Control, as defined in the agreement, of Cavco at a time when there is no uncured breach by Cavco of the agreement, then in either case he is entitled to receive only his then current base salary on a pro rata basis to the date of such termination or resignation. If Mr. Stegmayer dies, or becomes disabled, or if Cavco terminates his employment without cause prior to the occurrence of a Change in Control, or if he resigns because of a breach by Cavco of this agreement, then in each case Cavco must continue to pay his base salary for each fiscal year under the remaining term of the employment agreement and the Average Bonus (as defined in the agreement) for such year(s), plus an additional year of base salary, and Average Bonus and health insurance for such additional year. If within two years after the occurrence of a Change in Control of Cavco (a) Cavco terminates Mr. Stegmayer’s employment hereunder for any reason other than for cause, or (b) he voluntarily resigns his employment hereunder for any reason, then in each case Cavco must pay to him a lump sum termination payment equal to two times the sum of his then current base salary and Average Bonus.
The table below reflects the amount of compensation that would have been payable to Mr. Stegmayer in the event of termination of his employment, per the terms of his employment agreement. The amounts shown assume that termination was effective as of March 31, 2010, and are estimates of the amounts that would have been paid to Mr. Stegmayer upon his termination. The actual amounts that would be payable can be determined only at the time of termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason. Equity awards that are not subject to acceleration and the value of health benefits, which is nominal, are not included below.

		Termination without Cause	Termination without
Executive Benefits and		prior to a Change in Control	Cause within two years	Voluntary Resignation
Payments Upon	Disability or	or Resignation by Executive	after a Change in	after a Change in
Termination	Death	due to Breach by Company	Control	Control

Base Salary	$354,375	$354,375	$472,500	$472,500

Bonus	$360,045	$360,045	$480,060	$480,060

Total:	$714,420	$714,420	$952,560	$952,560

We do not have a written or oral employment, severance or change in control agreement with Mr. Urness. Certain restricted stock award agreements with Mr. Urness provide for full vesting of all restricted shares in the event of his termination of service, other than as a result of: (i) a termination for cause; (ii) a voluntary resignation when there is no uncured breach by Cavco of any obligation or duty owed by Cavco to him; (iii) disability; or (iv) death. The restricted stock award agreements require that Mr. Urness must have been in continuous service with Cavco since the grant date in order to be eligible for such benefit.
The table below reflects the value of restricted stock vesting that would accelerate in the event of the termination of Mr. Urness’s employment as described in the preceding paragraph. The value shown assumes that termination was effective as of March 31, 2010.

Number of Restricted Shares	Value of Restricted Shares
Vesting	Vesting (1)

840	$28,678

(1)	Value is based on a share price of $34.14 on March 31, 2010.
Compensation Committee Report
The Compensation Committee of Cavco has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2010 Annual Meeting of Stockholders. Based on such review and discussions with management, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
David A. Greenblatt, Chairperson
William C. Boor
Jack Hanna
Compensation Committee Interlocks and Insider Participation
There were no interlocking relationships between Cavco and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION
The table below summarizes the total compensation paid or earned by each of the named executive officers for fiscal years ended March 31, 2010, 2009 and 2008, respectively.

Name and				Non-	Stock	Option	All Other
Principal		Salary	Bonus	Equity	Awards	Awards	Compensation	Total
Position	Year	($)	($)	Incentive	($) (1)	($) (2)	($) (3)	($)
Joseph H. Stegmayer,	2010	236,250	—	—	—	819,200	1,220	1,056,670
Chairman of the Board,	2009	236,250	—	9,660	—	—	1,220	247,130
President and Chief Executive Officer	2008	236,250	—	470,400	—	—	1,220	707,870

Daniel L. Urness,	2010	175,000	100,000	—	—	204,800	1,220	481,020
Vice President,	2009	165,000	60,000	—	—	116,000	1,220	342,220
Chief Financial Officer and Treasurer	2008	150,000	100,000	—	30,000	73,000	1,220	354,220

(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. Grant date fair value is the closing price on date of grant for stock awards.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 7 to the Consolidated Financial Statements in Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(3)	Amounts in this column represent short-term disability, long-term disability and life insurance premiums paid by Cavco.
GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to the options and stock granted during the fiscal year ended March 31, 2010 to each of our named executive officers listed in the Summary Compensation Table found on page 19.

		All Other Option Awards:	Exercise or Base
		Number of Securities	Price of
	Grant	Underlying	Option Awards	Grant Date Fair Value
Name	Date	Options (#) (1)	($/Sh)	(2)

Joseph H. Stegmayer	June 30, 2009	80,000	$25.33	$819,200

Daniel L. Urness	June 30, 2009	20,000	$25.33	$204,800

(1)	These options vest ten percent on the second anniversary of the grant date, and thirty percent on each anniversary thereafter until fully vested.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. Grant date fair value is the closing price on date of grant for option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table includes certain information with respect to the value of all unexercised options and restricted stock awards previously awarded to the executive officers named above at the fiscal year end, March 31, 2010.

	Option Awards					Stock Awards
								Market
						Number		Value of
	Number of	Number of				Of Shares		Shares or
	Securities	Securities				Or Units		Units of
	Underlying	Underlying		Option		Of Stock		Stock That
	Unexercised	Unexercised		Exercise	Option	That Have		Have
	Options (#)	Options (#)		Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($) (3)

Joseph H. Stegmayer	345,580	—		11.55	12/12/10	—		—
	68,000	—		20.00	6/22/11	—		—
	65,500	—		27.55	5/17/12	—		—
	—	80,000	(1)	25.33	6/30/16	—		—

Daniel L. Urness	2,000	3,000		38.16	6/01/14	840	(2)	28,678
	2,000	8,000		32.00	7/10/15	—		—
	—	20,000	(1)	25.33	6/30/16	—		—

(1)	These options vest ten percent on the second anniversary of the grant date, and thirty percent on each anniversary thereafter until fully vested.

(2)	These shares vest as follows: 157 shares on June 1, 2010; 185 shares on August 9, 2010; 157 shares on June 1, 2011; 183 shares on August 9, 2011; 158 shares on June 1, 2012.

(3)	The market value of the restricted shares to Mr. Urness is based on a share price of $34.14 on March 31, 2010.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by the executive officers named above and stock vested during the fiscal year ended March 31, 2010.

	Option Awards			Stock Awards
	Number of	Value		Number of		Value
	Shares	Realized		Shares		Realized
	Acquired on	on		Acquired		On
	Exercise	Exercise		On Vesting		Vesting
Name	(#)(1)	($)		(#)		($)

Joseph H. Stegmayer	32,000	815,011	(2)	—		—

Daniel L. Urness	—	—		342	(3)	9,317	(4)

(1)	This column represents the maximum number of shares underlying options that were exercised by the Named Executive Officer during the fiscal year ended March 31, 2010.

(2)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

(3)	Reflects the number of shares of restricted common stock that vested in fiscal year ended March 31, 2010.

(4)	157 shares of restricted common stock vested on June 1, 2009. The value realized on vesting of these 157 shares is based on the closing share price of $23.03 on June 1, 2009. 185 shares of restricted common stock vested on August 9, 2009. Because no sales of shares were reported on August 9, 2009, the value realized on vesting of these 185 shares is based on the closing share price of $30.82 on August 7, 2009, which is the last preceding date on which a sale of Cavco shares was reported.
PROPOSAL NO. 2: RE-APPROVAL OF PERFORMANCE GOALS
UNDER THE CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN, AS AMENDED
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the tax deductibility of annual compensation paid to certain executive officers in excess of $1 million. Section 162(m) and the applicable regulations provide exemptions to the limitation on the deductibility of compensation, one of which is the “performance-based compensation” exception. The Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended (the “Plan”) permits Cavco to grant Performance Awards (which are Cash Awards, Restricted Stock Awards or Stock Unit Awards) that are intended to satisfy the “performance-based compensation” exception to Section 162(m). Performance Awards must be granted by the Compensation Committee and are payable only upon achieving one or more “Performance Goals” which must be based on one or more business criteria set forth in the Plan. The Section 162(m) regulations require that Cavco obtain shareholder approval of the specific business criteria upon which the Performance Goals are based every five years to rely on the “performance-based compensation” exception to Section 162(m) for the Performance Awards. To comply with the Section 162(m) regulations, the Board asks that the shareholders re-approve the specific business criteria upon which the Performance Goals are based as set forth in the Plan.
Material Terms of the Performance Goals. The Plan permits the grant of the following Awards as Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m): Cash Awards, Restricted Stock Awards and Stock Unit Awards. See Section 7 of the Plan for additional information on each of these Awards. The Plan is administered by the Compensation Committee of the Board of Directors of Cavco (the “Administrator”).

The material terms of the performance goals for Performance Awards consist of (i) the employees eligible to receive Performance Awards; (ii) the performance criteria on which the performance goals for the Performance Awards are based; and (iii) the maximum payout of a Performance Award that can be paid to a participant pursuant to the Plan.
Eligibility. Awards may be granted under the Plan to certain officers, Directors, and key employees of Cavco and its Affiliates (as defined in the Plan) and individuals who have agreed to become employees of Cavco and its Affiliates and are expected to become such employees within the following six months.
Performance Goals. The Administrator, in its discretion, may designate any Award as a Performance Award that is intended to qualify for the “performance-based compensation” exception to Section 162(m). If the Administrator designates an Award as a Performance Award, the Administrator must establish the Performance Goal(s) for the Performance Award prior to the earlier to occur of ninety (90) days after the commencement of the period of service to which the Performance Goals relate and the lapse of twenty-five (25) percent of the period of service. The Performance Goal(s) may be based on one or more of the following business criteria:
•	operating income;
•	operating margin;
•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	pre-tax income;
•	net income;
•	net earnings per share;
•	net earnings per share growth;
•	return on beginning stockholders’ equity;
•	return on average net assets;
•	total stockholder return relative to other companies in a relevant industry group;
•	debt/capitalization ratio; and
•	customer satisfaction.
The business criteria on which the Performance Goal(s) is based may apply to the individual receiving the Performance Award, to one or more business units of Cavco or to Cavco and its Affiliates as a whole. A Performance Goal that is based on the above-listed business criteria need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion. The Administrator must certify that the Performance Goal(s) applicable to any Performance Award have been satisfied prior to the lapse of restrictions, vesting, or payment of the Performance Award.
Maximum Payout of Performance Awards. The following limitations shall apply to any Performance Awards made under the Plan:
(a) No individual may be awarded a Restricted Stock Award or Stock Unit Award on shares having a having a Fair Market Value on the Grant Date of the Award of more than $1,000,000 in any one-year period; and
(b) No individual may be awarded a Cash Award having a value of more than $1,000,000 in any one-year period.
Options. Options granted pursuant to the Plan are deemed to qualify for the “performance-based compensation” exception to Section 162(m) provided that the Options are granted by the Administrator at Fair Market Value and the number of shares does not exceed the limit set forth in the Plan.

The foregoing summary of the material terms of the performance goals is qualified in its entirety by reference to the Plan, a copy of which is attached as an annex to the electronic copy of the proxy statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the re-approval of the performance goals under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2010, and the Audit Committee has appointed Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2011, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2011.
AUDIT FEES
The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP.
The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are as follows:

Type of Fees	Fiscal 2010	Fiscal 2009

Audit Fees	$430,251	$432,020
Audit-Related Fees	125,656	—
Tax Fees	44,149	53,435
All Other Fees	1,995	1,500

Total	$602,051	$486,955

As used in the foregoing table:
•	“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in Form 10-K, internal controls, and review of Consolidated Financial Statements included in Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;
•	“Audit-Related Fees” are the aggregate fees billed for each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Consolidated Financial Statements, including accounting consultations, due diligence related to business combinations, internal control reviews, and attest services that are not required by statute or regulation;
•	“Tax Fees” are the aggregate fees billed for each of the last two fiscal years fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and
•	“All Other Fees” includes the aggregate fees billed for each of the last two fiscal years for products and services provided by the principal accountant for permitted corporate finance assistance and permitted advisory services.
GENERAL
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.
Based solely on its review of the copies of such reports received by it with respect to fiscal year 2010 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with the filing requirements of Section 16(a) for fiscal year 2010 applicable to such persons, with the exception of a transaction by Mr. Stegmayer on December 31, 2009, which was misreported on Form 4 on December 31, 2009 and corrected by way of a Form 4/A on January 7, 2010.
Certain Relationships and Related Transactions
Transactions with Related Persons
We have entered into Change of Control Agreements with certain of our executive officers. See above under “Compensation Discussion and Analysis — Employment, Severance and Change of Control Arrangements.”
Review, Approval or Ratification of Transactions with Related Persons
Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our code of conduct or adhered to by our board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to Cavco as those that we could obtain from an unrelated third party.

Code of Conduct
Cavco has adopted a code of conduct that applies to Cavco directors and all employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and
•	accountability for adherence to the code of conduct.
Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake to provide a copy of the code of conduct to any person without charge.
Form 10-K
Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (800) 790-9111.
Stockholder Proposals
To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on January 24, 2011.
For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2011 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than December 26, 2010 and no later than March 26, 2011, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2011 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than December 26, 2010 and no later than March 26, 2011, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.

Cavco Website
In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

By Order of the Board of Directors

JAMES P. GLEW
Secretary

CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN

1.	Objectives. The Cavco Industries, Inc. 2005 Stock Incentive Plan (the “Plan”) is designed to retain selected Directors of Cavco Industries, Inc. and employees of Cavco Industries, Inc. and all subsidiaries, partnerships and affiliates with regard to which Cavco Industries, Inc. owns, directly or indirectly, at least 80% of the ownership interest therein, and reward them for making significant contributions to the success of Cavco Industries, Inc. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a financial interest in the growth and performance of the Company. The Plan shall not constitute a “qualified plan” subject to the limitations of Section 401(a) of the Code, nor shall it constitute a “funded plan” for purposes of such requirements. This Plan shall be exempt from the participation, vesting, funding requirements and the fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Administrator” means (i) the Board, during any period in which there is no Compensation Committee of the Board comprised of two or more nonemployee Directors or in which the Board elects to exercise the authority of the Administrator or (ii) the Compensation Committee of the Board, during all other periods.

“Affiliate” means any direct or indirect subsidiary or parent of Cavco Industries and any partnership, joint venture, limited liability company or other business venture or entity in which Cavco Industries owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Administrator in its sole and absolute discretion (such determination by the Administrator to be conclusively established by the grant of an Award by the Administrator to an officer or employee of such an entity).

“Award” means a Cash Award, Option, Restricted Stock Award, or Stock Unit Award.

“Award Agreement” means an agreement between Cavco Industries and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election filed with the Administrator as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Administrator, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.

“Board” means the Board of Directors of Cavco Industries, as the same may be constituted from time to time.

“Cash Award” means an award denominated in cash.

“Cavco Industries” means Cavco Industries, Inc., a Delaware corporation, or any successor thereto.

“Change in Control” unless otherwise defined by the Administrator, means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not Cavco Industries is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(i) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares having fifty (50) percent or more of the total number of votes that may be cast for the election of Directors; or

(ii) as a result of, or in connection with, a contested election for Directors, persons who were Directors immediately before such election shall cease to constitute a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means each of Cavco Industries, Inc. and its Affiliates.

“Director” means an individual who is a member of the Board.

“Disability” means a disability that entitles the Participant to benefits under the long-term disability plan sponsored or adopted by a Company that covers the Participant.

“Employment” means employment with a Company.

“Expiration Date” means, as to an Award, that date which is seven years from the Grant Date of such Award or such other period (not beyond seven years) as the Administrator may determine.

“Fair Market Value” means the closing price per Share as of a particular date reported on the consolidated transaction reporting system for The Nasdaq Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported.

“Grant Date” means the date an Award is made to a Participant hereunder.

“Grant Price” means the Fair Market Value on the Grant Date.

“Option” means a non-qualified Option to purchase one or more Shares granted under and pursuant to the Plan. A non-qualified Option does not satisfy the requirements of Section 422 of the Code, or any successor provision.

“Participant” means an employee or a nonemployee Director of a Company to whom an Award has been made under this Plan.

“Payout” means the issuance or delivery of Shares that were the subject of a Restricted Stock Award or Stock Unit Award without restrictions.

“Payout Date” means the date a Award becomes payable pursuant to Section 7(c)(iii).

“Plan” means this Cavco Industries, Inc. 2005 Stock Incentive Plan, as set forth herein and as may be amended from time to time.

“Restricted Stock” means a right to receive at Payout the number of Shares covered by an Award, subject to the terms of this Plan and the applicable Award Agreement.

“Restricted Stock Award” means an award of Restricted Stock granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Retirement” means the termination of a Participant’s Employment due to retirement on or after age 62 provided that the Participant has at least ten years of service with one or more Companies.

“Share” means a share of Cavco Industries common stock, par value $.01, and any share or shares of capital stock or other securities of Cavco Industries hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such shares may be unissued or reacquired shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

“Stock Unit” means a unit equal to one Share subject to the terms of the Plan and the applicable Award Agreement. A Stock Unit does not represent any actual legal or beneficial interest in Cavco Industries.

“Stock Unit Award” means an award of Stock Units granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Termination Date” means the last date on which the Participant is carried on a Company’s payroll as an employee.

3.	Eligibility. Certain officers, Directors, and key employees of the Company and individuals who have agreed to become employees of the Company and are expected to become such employees within the following six months are eligible for Awards under this Plan, as determined in the sole discretion of the Administrator. The Administrator shall select the Participants in the Plan from time to time as evidenced by the grant of Awards under the Plan.

4.	Plan Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. The Administrator shall determine all terms and conditions of the Awards. The Administrator may, in its discretion, provide for the extension of the exercisability of an Option, accelerate the vesting, exercisability, or Payout of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or (ii) consented to by such Participant, provided, however, that except for adjustments described in Section 11, the Grant Price of any Option shall not be amended, and no Option may be granted in exchange for a previously granted Option if the exercise price of the previously granted Option is greater than the exercise price of the replacement Option. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator deems necessary or desirable to further the purposes of the Plan. Any decision of the Administrator in the interpretation and administration of the Plan is final, conclusive and binding on all parties concerned.

5.	Delegation of Authority. The Administrator may delegate to one or more employees of the Company the performance of non-discretionary functions under this Plan.

6.	Shares Available for Awards. Subject to Section 11 below, the maximum number of Shares that may be awarded under this Plan is 450,000, provided that no more than 200,000 of such Shares will be subject to awards of Restricted Stock or Stock Units. Shares covered by Options that terminate or are canceled prior to exercise and Shares of Restricted Stock or Shares covered by Stock Units returned to Cavco Industries will again be available for grants of Options, Restricted Stock Awards, and Stock Unit Awards. Also, if the Option price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares, the number of Shares so tendered or withheld will be eligible for grants of Options, Restricted Stock Awards, and Stock Unit Awards under this Plan. The Administrator may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of Cavco Industries shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.

7.	Awards. The granting of Awards under this Plan shall be entirely discretionary, and nothing in this Plan shall be deemed to give any employee of the Company any right to participate in this Plan or to be granted an Award. Awards shall be granted to Participants at such times and subject to Section 6 above, in such amounts as the Administrator, in its sole and absolute discretion, shall determine.

(a) Cash Award. An Award to an officer or key employee of the Company may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator in order to fulfill the objectives of the Plan.

(b) Option. An Award to an officer, key employee, or Director of the Company may be in the form of an Option. The Grant Price of an Option shall be not less than 100% of the Fair Market Value of the Shares subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(i) Option Period. Options will become exercisable at such time or times not more than seven (7) years from the Grant Date as may be provided by the applicable Award Agreement, subject to the following limits:

(A) Except as is otherwise provided in the Award Agreement and as provided below in this subsection (A), all rights to exercise an Option shall terminate within four (4) months after the date the optionee ceases to be an employee of the Company, or ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option). In the event of an optionee’s death, an Option will terminate fifteen (15) months thereafter. In the event of an optionee’s Disability and resulting termination of Employment, an Option will terminate six (6) months after such optionee’s Employment Termination Date. However, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an employee, ceases to be an employee), has at least ten (10) years of service as a Director, then all Shares subject to such Option will vest on the date the Director ceases to be a Director, and all rights to exercise such Option will terminate three (3) years thereafter.

(B) The Administrator may, in its discretion, grant a new Option or amend an outstanding Option to provide an extended period of time during which an optionee can exercise such Option to the maximum permissible exercise period (seven (7) years from the original Grant Date) for which such Option would have been exercisable in the absence of the optionee’s ceasing to be an employee of the Company or ceasing to be a Director. In no case may any Option be exercised later than seven years from the Grant Date. If the Employment of the optionee or the optionee’s service as a Director is terminated for cause, the Option shall thereafter be null and void for all purposes.

(ii) Payment of Option/Exercise Price. The exercise price of an Option may be paid in cash, by check or wire transfer or, with the consent of the Administrator, by delivery or withholding of Shares, including actual or deemed multiple exchanges of Shares. The exercise price shall be paid at the time of delivery of Shares.

(c) Restricted Stock Award. An Award to an officer, key employee, or Director of the Company may be in the form of a Restricted Stock Award which shall be subject to vesting or forfeiture as described below. Cash dividends on Restricted Stock shall be paid directly to the holder of the Restricted Stock Award.

(i)	Vesting of Awards.

(A) Unless different terms are set by the Administrator, a Restricted Stock Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Restricted Stock Award to vest.

(B) A Participant’s Restricted Stock Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such Change in Control or (ii) Retirement of the Participant.

(ii) Forfeiture of Restricted Stock Awards. Except as otherwise provided in subsection (i) above and the applicable Award Agreement, if a Participant’s Employment is terminated for any reason, the Participant shall forfeit his or her Restricted Stock Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date and such portion will be transferred at no cost to Cavco Industries unless otherwise determined by the Administrator. Prior to vesting, a Restricted Stock Award, with the approval of the Administrator, shall be fully vested on the date selected by the Administrator on or after the date the Participant satisfies the definition of Disability.

(iii) Removal of Restrictions. As soon as practicable following a determination that a Participant’s Restricted Stock Award is vested, but not later than five (5) business days after the date of such vesting, Cavco Industries shall remove the employment-related restrictions from the Shares except that no fractional Shares will be issued and in lieu thereof cash will be paid to the Participant.

(d) Stock Unit Award. An Award to an officer, key employee, or Director of the Company may be in the form of a Stock Unit Award. The term of a Stock Unit Award shall run from the Grant Date to the Expiration Date, subject to early Payout or forfeiture as described below. Credit for cash dividends on Stock Units will not be allowed (or accrued) prior to the Payout.

(i)	Vesting of Awards.

(A) Unless different terms are set by the Administrator, a Stock Unit Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Stock Unit Award to vest.

(B) A Participant’s Stock Unit Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such Change in Control or (ii) Retirement of the Participant.

(ii) Forfeiture of Stock Unit Awards. Except as otherwise provided in subsection (i) above and the applicable Award Agreement, if a Participant’s Employment is terminated for any reason, the Participant shall forfeit his or her Stock Unit Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date and such portion will be transferred at no cost to Cavco Industries unless otherwise determined by the Administrator.

(iii) Payouts of Stock Unit Awards. Payouts will occur as follows:

(A) Automatic Payout on Expiration Date. When a Participant’s Stock Unit Award has vested, such Award shall have an automatic Payout on the Expiration Date of such Stock Unit Award.

(B) Early Payouts. In addition to automatic Payout on the Expiration Date, there may be an early Payout of the vested portion of a Stock Unit Award as follows:

(1) Termination of Employment (whether voluntary or involuntary). The vested portion of each Stock Unit Award shall have an automatic Payout on the Participant’s Termination Date.

(2) Death. If a Participant dies prior to the Expiration Date, such Participant’s Stock Unit Award, to the extent vested, shall have an automatic Payout as of the date of the Participant’s death and be made to the Participant’s Beneficiary.

(3) Disability. Prior to the Expiration Date, a Stock Unit Award, with the approval of the Administrator, shall both be fully vested and have an automatic Payout on the date selected by the Administrator on or after the date the Participant satisfies the definition of Disability.

(4) Early Payout Request. A Participant may request that the Administrator consider an early Payout to him or her with respect to any vested portion of a Stock Unit Award. The Administrator will consider such request at such time as it deems appropriate and determine in its sole and absolute discretion whether to allow such early Payout, and then notify the Participant of its decision.

(iv) Form of Payout. As soon as practicable following a determination that Payout of a Participant’s Stock Unit Award shall be made as described in paragraph (iii), but not later than five (5) business days after the required Payout Date, Cavco Industries shall make a Payout to the Participant. All Payouts shall be made in Shares except that no fractional Shares will be issued and in lieu thereof cash will be paid to the Participant.

(v) Delivery of Share Certificates. As promptly as may be practicable following a Payout, Cavco Industries shall make delivery of one or more Share certificates, either by delivery of a physical certificate or an electronic transfer to a broker, for the appropriate number of Shares.

(e) Performance Award. The Administrator may determine that an Award will be subject to restriction until one or more pre-established, objective performance goals established by the Administrator have been achieved. With respect to any such Award, the restrictions will lapse and the Award will vest only upon achievement of the goals. A performance goal may be based on one or more business criteria that apply to the recipient, one or more business units of Cavco Industries or the Company as a whole, and may include one or more of the following criteria: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per Share, net earnings per Share growth, return on beginning stockholders’ equity, return on average net assets, total Shareholder return relative to other companies in a relevant industry group, debt/capitalization ratio and customer satisfaction. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion. Performance goals must be established prior to the earlier to occur of ninety (90) days after the commencement of the period of service to which the goals relate and the lapse of twenty-five (25) percent of the period of service. Prior to the lapse of any applicable restrictions and the vesting of any Award based on the achievement of performance goals, the Administrator must determine that the applicable performance goals were, in fact, satisfied.

(f) Notwithstanding anything contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) No individual may be awarded Options (including Options awarded as Performance Awards) that are exercisable for more than 250,000 Shares in any one-year period;

(ii) No individual may be awarded a Restricted Stock Award or Stock Unit Award subject to performance goals designed to comply with Section 162(m) of the Code on shares having a having a Fair Market Value on the Grant Date of the Award of more than $1,000,000 in any one-year period (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter referred to as the “Stock Based Awards Limitations”); and

(iii) No individual may be awarded a Cash Award subject to performance goals designed to comply with Section 162(m) of the Code having a value of more than $1,000,000 in any one-year period.

8.	Change in Control. Notwithstanding the provisions of Section 7 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Award, in the event of a Change in Control during a Participant’s employment (or service as a nonemployee Director) with the Company or one of its Affiliates, each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based awards vested at target level (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement or the terms of the Award); provided however, that this Section 8 shall not apply with respect to Awards that have expired or been terminated, canceled or forfeited.

9.	Tax Withholding. Cavco Industries may satisfy withholding obligations with respect to any Award or Payout by retaining, or accepting delivery by the Participant of, at the time of Award or Payout, or the exercise or vesting of an Award, as appropriate, a number of Shares, based on the Fair Market Value on such date, for payment of taxes required by law.

10.	Non-Assignability. Unless otherwise determined by the Administrator and provided in the applicable Award Agreement, no Award or Payout or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order, and during the lifetime of the optionee the Option may be exercised only by the optionee or the optionee’s guardian or legal representative. The Administrator may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 10 shall be null and void.

11. Changes in Shares and Certain Corporate Transactions.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of Cavco Industries or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of Cavco Industries or its business or any merger or consolidation of Cavco Industries, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Shares) or the dissolution or liquidation of Cavco Industries, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares reserved under this Plan, (ii) the number of Shares covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of Cavco Industries, any consolidation or merger of Cavco Industries with another corporation or entity, the adoption by Cavco Industries of any plan of exchange affecting Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Board shall make appropriate adjustments to (x) the number of Shares reserved under this Plan and (y)(i) the number of Shares covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Administrator shall be authorized (x) to issue new Awards in substitution for previously issued compensatory awards, including Awards, as deemed appropriate by the Board or (y) to reflect the assumption of, any other compensatory award (including Awards), whether or not awarded under the Plan.

12.	Requirements of Law. Notwithstanding anything herein to the contrary, Cavco Industries shall not be required to issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or Cavco Industries of any provisions of any law or regulation of any governmental authority or any national securities exchange, automated quotation system or other self regulated organization, and as a condition of any issuance of Shares under any Award, Cavco Industries may require such agreements or undertakings, if any, as Cavco Industries may deem necessary or advisable to ensure compliance with any such law or regulation.

13.	Amendment, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of Cavco Industries to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which Cavco Industries’s stock is listed or automated quotation system or other self regulated organization to which such stock is admitted for trading.

14.	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants representing Awards, any such accounts shall be used merely as a bookkeeping convenience. Cavco Industries shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall Cavco Industries, the Board or the Administrator be deemed to be a trustee of any Awards to be granted under this Plan. Any liability or obligation of Cavco Industries to any

Participant with respect to a grant of Awards under this Plan shall be based solely upon any contractual obligations that may be created under this Plan, and no such liability or obligation of Cavco Industries shall be deemed to be secured by any pledge or other encumbrance on any property of Cavco Industries. None of Cavco Industries or any other Company, the Board or the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

Notwithstanding the foregoing, upon the occurrence of a Change in Control each company whose employees are Participants shall, as soon as possible, but in no event longer than 15 days following the Change in Control, make an irrevocable contribution to a trust established by Cavco Industries in an amount sufficient to fully pay the entire benefit to which each Participant employed by such company would be entitled pursuant to the terms of this Plan as of the date on which such Change in Control occurs. In its sole discretion, Cavco Industries may establish such a trust at any time prior to a Change in Control and may make contributions to such trust in Shares or in cash which would be used to acquire Shares to transfer to Participant. Any such trust shall be designed to assist Cavco Industries in satisfying its obligations under this Plan; but it shall remain subject to the claims of its creditors.

15.	No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee to continued Employment with the Company.

16.	No Stockholder Rights. A recipient of an Option shall have no rights as a holder of the Shares subject thereto unless and until the Option has been exercised in accordance with this Plan and the Award Agreement. Unless specifically provided otherwise in the applicable Award Agreement, and in accordance with the terms of the Plan, the recipient of any Restricted Stock Award shall be the record owner of such Shares, and have all the rights of a stockholder with respect to such Shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares.

17.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

18.	Indemnification. Neither the members of the Board nor any member of the Compensation Committee, acting in the capacity of Administrator, shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it, and the members of the Board and the Administrator shall be entitled to indemnification and reimbursement by Cavco Industries in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

19.	Release. Any issuance or transfer of Shares or other payment to a Participant or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Administrator may require any Participant or legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

CAVCO INDUSTRIES, INC.
INTERNET
http://www.proxyvoting.com/cvco
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

74059-1
▼  FOLD AND DETACH HERE  ▼

The Board of Directors recommends a vote “FOR” the election of the nominee in Item 1 and “FOR” Items 2 and 3.	Please mark your votes as indicated in this example	☒

1.	Election of a director to serve until the Annual Meeting of Stockholders in 2013.
		FOR	WITHHOLD
	Nominee: David A. Greenblatt	☐	☐

		FOR	AGAINST	ABSTAIN

2.	The re-approval of the performance goals for Section 162(m) awards under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.	☐	☐	☐

3.	Ratification of the appointment of independent auditor for fiscal 2011.	☐	☐	☐

4.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

		Will Attend Meeting		☐

		Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Cavco Industries, Inc. account online.
Access your Cavco Industries, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Cavco Industries, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.cavco.com/investorrelations/annualmeeting
▼  FOLD AND DETACH HERE  ▼

CAVCO INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — JUNE 24, 2010
The undersigned hereby appoints William C. Boor and Steven G. Bunger, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 24, 2010, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 10, 2010.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.
By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 24, 2010 Annual Meeting.
READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 74059-1